POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Anthony C. Green as the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as a director, officer and/or stockholder of Annaly Capital Management, Inc., a Maryland corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16( a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file, electronically or by hand, such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Notwithstanding the foregoing, this Power of Attorney will cease to be in effect as to any attorney-in-fact who is no longer an executive officer of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of March, 2023.

Principal:

Martin Laguerre

/s/ Martin Laguerre

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

On this 13th day of March, 2023, before me, a Notary Public, personally appeared Martin Laguerre, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within Authentication Document and in due form of law acknowledged the foregoing Authentication Document to be his act and deed.

WITNESS my hand and notarial seal.

/s/ Maria Caroline Brett

Notary Public

MARIA CAROLINE BRETT
NOTARY PUBLIC - STATE OF NEW YORK
No. 01BR6322167
Qualified in New York County
My Commission Expires 03-30-2023